Exhibit 99.16 Press Release, dated May, 15, 2006.

[Halo Technology Holdings, Inc. Logo]

Investor Relations Contact:	Media Relations Contact:
David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates dwaldman@lhai.com (212) 838-3777	Olessia Sibiriakova Halo Technology Holdings olessia@haloholdings.com (203) 422-2950

FOR IMMEDIATE RELEASE

HALO Technology Holdings Announces Third Quarter Fiscal 2006 Results

Second Consecutive Quarter of Sequential Revenue Growth Over 50%

Company Achieves Positive Cash Flow from Operations

Successfully Migrates Fortune 500 Subsidiary to Hosted HR Platform

GREENWICH, Conn.–May 15, 2006–HALO Technology Holdings (OTCBB: HALO) (the “Company” or “HALO”) a holding company for established enterprise software companies, announced results for the three and nine months ended March 31, 2006.

For the third quarter of fiscal 2006, the Company reported revenue of $8.2 million, a 53% increase over the $5.4 million reported for the second quarter of fiscal 2006, and a 251% increase over the same period last year. Net loss attributable to common stockholders for the third quarter of fiscal 2006 was $5.4 million, or $0.75 per share. For the nine months ended March 31, 2006, the company reported revenue of $16.8 million and a net loss attributable to common stockholders of $13.8 million, or $2.97 per share. Results for the third quarter of fiscal 2006 reflect the acquisitions of: Gupta Technologies, which was acquired on January 31, 2005; Kenosia Corporation, which was acquired on July 6, 2005; Tesseract, DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, which were acquired on October 26, 2005; Empagio, Inc, which was acquired on January 13, 2006; and Executive Consultants, Inc., which was acquired on March 1, 2006.

The Company expects to complete the acquisitions of InfoNow Corporation (Pink Sheets: INOW) and Unify Corp (OTCBB: UNFY) by the end of July and September, respectively.

HALO CEO Ron Bienvenu stated, “We are well on our way toward completing the first phase of our growth strategy, by acquiring profitable enterprise software companies with significant recurring revenues and sustainable cash flows for an average purchase price of less than 3.5 times trailing twelve month EBITDA. Now that we are generating positive operating cash flow (on a pro forma EBITDA basis), we are embarking on the second phase of our growth strategy—leveraging the client base of our portfolio companies through our unique ‘lift-and-shift’ strategy, which allows our existing customers to migrate from their existing mainframe-based systems, to more efficient and lower cost hosted software solutions.”

The Company announced it has successfully implemented its first “lift-and-shift” of an enterprise customer by moving the human resources, benefits, and payroll administration for a wholly-owned IT subsidiary of a major US airline from a mainframe-based deployed architecture to a hosted environment.

Mr. Bienvenu continued, “Following the merger of Tesseract and Empagio, we offered Tesseract customers the opportunity to ‘lift’ their HR platform off their legacy mainframe systems and ‘shift’ it over to Empagio’s more efficient and lower cost hosted software solution. By gradually shifting customers, on a time frame and budget that makes sense to them, we can save our clients millions of dollars per year on mainframe maintenance costs, while generating recurring monthly subscription fees.”

“Empagio’s hosted environment was originally built upon the Tesseract platform, making the migration of our recently announced airline customer seamless. Alternatively, if they had gone with traditional software, such as SAP or People Soft, it would have presented incredible implementation risks, with high switching costs and requiring ongoing maintenance and upgrades. Following the migration to Empagio, the airline customer couldn’t have been happier with the process, and cited ease of use, customer support, and cost savings as the major benefits. Having successfully completed the ‘lift-and-shift,’ we are now in discussions to begin a broader implementation across the entire enterprise. Additionally, with the acquisition of InfoNow and Unify, we believe we will have four subsidiaries that can execute our ‘lift-and-shift’ strategy to produce long-term profitable growth.”

Mr. Bienvenu concluded, “We remain confident in our ability to achieve a pro forma revenue run-rate of approximately $100 million by the end of calendar 2006 through a combination of native growth and acquisitions. We also expect to have positive cash flow across the portfolio companies. At the same time, we intend to streamline our capital structure by converting our Series C preferred shares, as well as strengthening our balance sheet by gradually paying down our debt through increased cash flow from operations.”

HALO’s revenue run-rate target is on a pro forma basis, without the impact of the loss of deferred revenue from the acquired companies due to purchase accounting rules.

Conference Call
The HALO Technology Holdings third quarter conference call will be held at 11:00AM Eastern time on Monday, May 15, 2006. To participate in the call, please dial 800-399-7503 or (706) 643-0996. A live webcast of the call will also be available on the Company’s website, www.haloholdings.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software. The webcast will be archived on HALO’s website, and a telephone replay of the call will be available for seven days beginning at 2:00 p.m. Eastern time, May 15, at 800-642-1687 or 706-645-9291, using conference ID # 8609150.
About HALO Technology Holdings
HALO Technology Holdings, Inc. is a global provider of a diversified range of standards-based enterprise software applications and on-demand solutions. HALO’s strategy is to acquire and operate enterprise software companies with a commitment to sustainable growth. HALO portfolio companies focus on customer service, product quality and profitability to build long term customer relationships and ensure customer satisfaction today and into the future. Everyday, thousands of corporations and institutions from across the globe rely on our portfolio companies to deliver high quality, enterprise class software and services. For more information, please see our website at www.haloholdings.com.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. (the “Reform Act”). These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Reform Act are unavailable to issuers of “penny stock”. Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us. Such forward-looking statements include those relating to future opportunities, the outlook of customers, the reception of new products and technologies, and the success of new initiatives. In particular, statements contained in this press release that concern future operating results or other statements using words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “may,” “plan,” “project,” “should” “will,” or “set our sights on” constitute forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.In addition, such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include: (i) demand for the Company’s products; (ii) the actions of current and potential new competitors; (iii) changes in technology; (iv) the nature and amount of the Company’s revenues and expenses; and (v) overall economic conditions and other risks detailed from time to time in the Company’s periodic earnings releases and reports filed with the Securities and Exchange Commission (the “Commission”), as well as the risks and uncertainties discussed in the Company’s Annual Report on Form 10-KSB filed with the Commission on September 28, 2005, and the Company’s Quarterly Reports on Form 10-QSB filed with the Commission on November 14, 2005, February 15, 2006 and May 15, 2006.

(tables follow)

Halo Technology Holdings, Inc.
Consolidated Balance Sheets

	March 31,	June 30,
	2006	2005
	(Unaudited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$1,749,926	$1,548,013
Marketable securities	33,800	—
Accounts receivable, net of allowance for doubtful of $176,260 and $30,845 respectively	3,993,731	2,024,699
Due from Platinum Equity, LLC	465,000	—
Prepaid expenses and other current assets	873,006	409,496

Total current assets	7,115,463	3,982,208
Property and equipment, net	288,335	223,025
Deferred financing costs, net	1,653,701	476,876
Intangible assets, net of accumulated amortization of $2,759,621 and $756,064 respectively	24,302,862	15,678,736
Goodwill	31,517,696	7,055,264
Investment and other assets	168,179	884,379

Total assets	$65,046,236	$28,300,488

Liabilities and stockholders’ equity
Current liabilities:
Current portion of senior notes payable	$500,063	$—
Note payable to Platinum Equity, LLC	1,750,000	—
Notes payable	3,346,870	—
Accounts payable	1,929,685	872,433
Accrued expenses	6,091,890	3,752,731
Deferred revenue	14,085,877	3,392,896
Due to ISIS	1,243,712	1,293,534

Total current liabilities	28,948,097	9,311,594
Subordinate notes payable	1,695,004	2,317,710
Senior notes payable	21,481,806	6,446,750
Other long term liabilities	42,499	43,275

Total liabilities	52,167,406	18,119,329
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock (Canadian subsidiary)	2	2
Series C Preferred Stock: $.00001 par value; 16,000,000 shares authorized, 13,362,688 and
14,193,095 issued and outstanding (Liquidation value — $13,362,688 and $14,193,095)
respectively	13,362,688	14,193,095
Shares of Common Stock to be issued for accrued dividends on Series C Preferred Stock	412,399	212,897
Series D Preferred Stock: $.00001 par value; 8,863,636 shares authorized, 7,045,454 issued and
outstanding (Liquidation value — $7,750,000)	7,840,909	—
Shares of Common Stock to be issued for accrued interest on subordinated debt	104,167	—
Common stock: $.00001 par value; 150,000,000 shares authorized, 8,141,962 and 3,110,800 shares
issued and outstanding respectively	81	31
Additional paid-in-capital	67,548,896	59,431,331
Deferred compensation	—	(970,711)
Accumulated other comprehensive loss	(48,072)	(105,262)
Accumulated deficit	(76,342,240)	(62,580,224)

Total stockholders’ equity	12,878,830	10,181,159

Total liabilities and stockholders' equity	$65,046,236	$28,300,488

Halo Technology Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Revenue
Licenses	$1,737,325	$1,610,615	$4,556,387	$1,822,231
Services	6,470,217	730,427	12,230,196	783,331

Total revenues	8,207,542	2,341,042	16,786,583	2,605,562
Cost of revenue
Cost of licenses	402,848	148,384	925,872	258,809
Cost of services	1,364,526	154,277	2,462,574	154,277

Total cost of revenues	1,767,374	302,661	3,388,446	413,086

Gross Profit	6,440,168	2,038,381	13,398,137	2,192,476
Product development	1,777,543	616,652	4,294,336	729,375
Sales, marketing and business development	1,967,044	1,322,358	5,403,501	1,798,933
General and administrative (including non-cash compensation
three months - 2006-$403,600; 2005-$890,206;
nine months - 2006-$676,823; 2005-$1,432,948)	4,485,547	1,888,664	9,629,205	3,050,380
Late filing penalty	—	1,033,500	—	1,033,500

Loss before interest	(1,789,966)	(2,822,793)	(5,928,905)	(4,419,712)
Interest expense	(3,038,357)	(2,452,004)	(6,592,164)	(2,497,683)

Loss before income taxes	(4,828,323)	(5,274,797)	(12,521,069)	(6,917,395)
Income taxes	85,298	50,000	171,786	50,000

Net Loss	$(4,913,621)	$(5,324,797)	$(12,692,855)	$(6,967,395)

Computation of loss applicable to common shareholders
Net loss before beneficial conversion and preferred dividends	$(4,913,621)	$(5,324,797)	$(12,692,855)	$(6,967,395)
Beneficial conversion and preferred dividends	(475,604)	(4,487,230)	(1,069,162)	(7,297,694)

Loss attributable to common stockholders	$(5,389,225)	$(9,812,027)	$(13,762,017)	$(14,265,089)

Basis and diluted net loss per share attributable to common stockholders	$(0.75)	$(4.12)	$(2.97)	$(9.96)

Weighted-average number common shares — basic and diluted	7,147,300	2,383,662	4,637,578	1,431,615

Halo Technology Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	March 31,
	2006	2005
Operating Activities
Net Loss	$(12,692,855)	$(6,967,395)
Adjustments to reconcile net loss to net cash provided by (used
in) operating activities:
Depreciation and amortization	2,104,211	464,714
Provision for doubtful accounts	54,464	—
Non cash compensation	676,823	1,432,948
Non cash interest expense	4,322,268	1,683,326
Loss on disposal of property and equipment	3,270	—
Changes in operating assets and liabilities, net of effects of acquired business:
Accounts receivable	316,904	149,510
Prepaid expenses and other current assets	(295,514)	25,865
Accounts payable and accrued expenses	(70,594)	413,583
Deferred revenue	6,247,359	831,937
Deferred product cost	—	14,028

Net cash provided by (used in) operating activities	666,336	(1,951,484)
Investing activities
Purchase of property and equipment	(88,974)	(24,010)
Purchase of marketable securities	(40,577)	—
Gupta acquisition, net of cash acquired $742,915	—	(15,007,085)
Tesseract, Process and Affiliates acquisition, net of cash acquired of $632,898	(16,048,141)	—
ECI acquisition, net of cash acquired of $20,871	(557,700)	—
Kenosia acquisition, net of cash acquired of $6,125	(507,145)	—
Cash proceeds from Empagio, Inc. seller	36,224	—
Proceeds from sales of property and equipment	1,689	—

Net cash used in investing activities	(17,204,624)	(15,031,095)
Financing activities
Deferred financing cost in connection with senior notes	(1,726,486)	—
Repayment of subordinated notes	(1,500,000)	—
Repayment of senior notes	(6,825,000)	—
Repayment of Promissory notes	(550,000)	—
Repayment of Bristol Technology, Inc. note	(500,000)	—
Repayment of Platinum Equity, LLC note	(1,000,000)	—
Proceeds from subordinated notes	—	2,500,000
Proceeds from senior notes	25,000,000	6,075,000
Proceeds from Promissory notes	3,775,000	—
Proceeds from issuance of preferred and common stock, net of issuance costs	—	9,371,500

Net cash provided by financing activities	16,673,514	17,946,500
Effects of exchange rates on cash	66,687	1,109

Net increase in cash and cash equivalents	201,913	965,030
Cash and cash equivalents—beginning of period	1,548,013	115,491

Cash and cash equivalents—end of period	$1,749,926	$1,080,521

Supplemental disclosure of cash flow information:
Income tax paid	$145,008	$—
Interest paid	$1,458,993	$—

Halo Technology Holdings, Inc.
EBITDA Reconciliation
(Unaudited)

The Company uses EBITDA as a supplemental financial measure to assess the financial performance of its assets without regard to financing methods and capital structure. EBITDA should not be considered an alternative to net income, operating income and cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some items that affect net income and operating income. Since these items may vary among other companies, EBITDA as presented below may not be comparable to similarly titled measures of other companies. A reconciliation of net loss to EBITDA is shown in the table below.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
Reconciliation of net loss to EBITDA
Net loss as reported	$(4,913,621)	$(5,324,797)	$(12,692,855)	$(6,967,395)
Depreciation	34,939	9,542	100,258	4,418
Amortization	809,118	349,926	2,003,556	444,926
Interest expense	3,038,357	2,452,004	6,592,164	2,497,683
Provision for income taxes	85,298	50,000	171,786	50,000

EBITDA	$(945,909)	$(2,463,325)	$(3,825,091)	$(3,970,368)

Halo Technology Holdings, Inc.
Pro Forma Revenue
(Unaudited)

In addition, the purchase accounting rules normally causes the deferred revenues of the acquired software companies to decrease substantially. To supplement our consolidated financial information, the Company believes the pro forma information below is helpful to an overall understanding of our past financial performance and prospects for the future.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
As reported
Revenues	$8,207,542	$2,341,042	$16,786,583	$2,605,562
Loss before interest	(1,789,966)	(2,822,793)	(5,928,905)	(4,419,712)
Loss before income taxes	(4,828,323)	(5,274,797)	(12,521,069)	(6,917,395)
Net loss	$(4,913,621)	$(5,324,797)	$(12,692,855)	$(6,967,395)
Deferred revenue fair value reduction	$1,622,661	$672,162	$4,684,516	$672,162
Pro forma
Revenues	$9,830,203	$3,013,204	$21,471,099	$3,277,724
Loss before interest	(167,305)	(2,150,631)	(1,244,389)	(3,747,550)
Loss before income taxes	(3,205,662)	(4,602,635)	(7,836,553)	(6,245,233)
Net loss	$(3,290,960)	$(4,652,635)	$(8,008,339)	$(6,295,233)